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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-02934, 333-02860, 333-96645, 333-128103, and 333-133385) of USANA Health Sciences, Inc. of our report dated March 4, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, UT
March 4, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM